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                                                                    EXHIBIT 5

                          [GENERAL MOTORS LETTERHEAD]


October 6, 1997


General Motors Corporation
100 Renaissance Center
Detroit, Michigan  48243-7301

          Re:   General Motors Corporation Registration Statement
                on Form S-4 Relating to the Hughes Transactions
                -------------------------------------------------

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-4 (the "Registration Statement") to be filed by General Motors Corporation, a Delaware corporation (the "Corporation"), under the Securities Act of 1933, as amended, relating to the distribution of shares of the Corporation's Class H Common Stock, par value of $0.10 per share ("New GM Class H Common Stock"), the validity of the shares of New GM Class H Common Stock is being passed upon for you by me. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

As set forth in the Registration Statement, the distribution of shares of New GM Class H Common Stock will occur in connection with the consummation of the merger (the "GM Spin-Off Merger") of GM Mergeco Corporation, a Delaware corporation ("Mergeco"), into the Corporation pursuant to the Agreement and Plan of Merger (the "GM Spin-Off Merger Agreement") to be entered into between General Motors and Mergeco. The GM Spin-Off Merger Agreement provides that, among other things, each issued and outstanding share of General Motors Class H Common Stock, par value $0.10 per share, shall be converted into one share of New GM Class H Common Stock.

In my capacity as attorney for the Corporation, I am familiar with (i) the Amended and Restated Certificate of Incorporation of the Corporation and the Bylaws of the Corporation, each as amended to date; (ii) the GM Spin-Off Merger Agreement, in the form attached as Appendix A to the Solicitation Statement/Prospectus forming a part of the Registration Statement; (iii) certain corporate records of the Corporation, including minutes of the Corporation; (iv) certificates of public officials and/or representatives of the Corporation; and
(v) statutes and other instruments and documents pertaining to the Corporation as a basis for the opinions hereinafter expressed. In giving such opinions, I have relied upon certificates of public officials and representatives of the Corporation with respect to the accuracy of the material factual matters contained in such certificates.

Based on my examination as aforesaid, and subject to the assumptions, limitations and qualifications hereinafter set forth, I am of the opinion that:

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October 6, 1997
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1.   The Corporation is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

2. When the GM Spin-Off Merger has become effective under the laws of the State of Delaware in accordance with the terms of the GM Spin-Off Merger Agreement, the shares of New GM Class H Common Stock issued in the GM Spin-Off Merger as described in the Registration Statement will be duly authorized, validly issued, fully paid and nonassessable.

I have assumed that, immediately prior to consummation of the GM Spin-Off Merger, each of the parties to the GM Spin-Off Merger Agreement (i) will be duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) will have full corporate power and authority to enter into the GM Spin-Off Merger Agreement and perform its respective obligations thereunder,
(iii) will have duly authorized the execution, delivery and performance of the GM Spin-Off Merger Agreement by all necessary corporate action including all requisite Board of Director and stockholder action and (iv) will have duly executed and delivered the GM Spin-Off Merger Agreement.

I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the New GM Class H Common Stock.

I am admitted to practice in the State of Michigan and express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Michigan, the General Corporation Law of the State of Delaware, and the federal laws of the United States.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Solicitation Statement/Prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              /s/ Warren G. Andersen
                              ----------------------
                              Warren G. Andersen
                              Attorney